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                                                                  EXHIBIT 10.19B

                  AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN

I.            Pursuant to Section 17.2 of the Guilford Pharmaceuticals Inc.
Directors' Stock Option Plan (the "Plan") the limitation on exercise of all outstanding options granted under the Plan is modified and by adding the following at the end of Section 8 of the Plan to read as follows:

              Notwithstanding any other provisions of the Plan, in the event of a "Change in Control" (as defined below), any unvested Options granted hereunder shall be accelerated and be fully vested as of the date immediately prior to the effective date of the Change in Control if the Optionee continues to be provide services to the Company as of the date of such accelerated vesting. A "Change in Control" shall be deemed to have occurred if:

              (a) any "person" (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, pool, syndicate, or other entity, whether or not incorporated), or any two or more persons acting as a syndicate or group or otherwise acting in concert with regard to the ownership of securities of the Company and thereby deemed collectively to be a "person") as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, unless, in transaction in which a "person" becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d- 3 under the Exchange Act), directly or indirectly, of securities of the Company representing less than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, prior to the acquisition by such person of securities of the Company which causes such person to have such beneficial ownership, the full Board shall by at least a two-thirds vote have specifically approved such acquisition and determined that such acquisition shall not constitute a Change in Control for purposes of options granted under the Plan despite such beneficial ownership; or

              (b) during any two (2) year period, individuals who at the beginning of such period constitute the Board, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board caused by retirement, death , or disability of a director and whose election or appointment was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof.

II.           Section 21 is added to the Plan to read as follows:

21.           CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.


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              (a)    Notwithstanding any other provision of any share option
agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee and the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this section 21 (the "other agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for an Optionee (a "benefit arrangement"), if the Optionee is a "disqualified individual," as defined in section 280g(c) of the code, in the event it shall be determined that any right to receive any payment or other benefit under this share option agreement, taking into account all other rights, payments, or benefits to or for Optionee under the plan, all other agreements, and all benefit arrangements, would cause any payment or benefit to an Optionee under this plan to be considered a "parachute payment" within the meaning of section 280g(b)(2) of the code as then in effect (a "payment") which would be subject to the excise tax imposed by section 4999 of the code or any interest or penalties are incurred by the Optionee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "excise tax"), then the Optionee shall be entitled to receive an additional payment (a "gross-up payment") in an amount such that after payment by the Optionee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the gross-up payment, the Optionee retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

              (b) Subject to the provisions of section 21(c), all determinations required to be made under this section, including whether and when a gross-up payment is required and the amount of such gross-up payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or such other certified public accounting firm as may be designated by the Optionee (the "accounting firm") which shall provide detailed supporting calculations both to the Company and the Optionee within 15 business days of the receipt of notice from the Optionee that there has been a payment, or such earlier time as is requested by the Company. In the event that the accounting firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Optionee may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the accounting firm hereunder). All fees and expenses of the accounting firm shall be borne solely by the Company. Any gross-up payment, as determined pursuant to this section, shall be paid by the Company to the Optionee within five days of the receipt of the accounting firm's determination. Any determination by the accounting firm shall be binding upon the Optionee and the Optionee. As a result of the uncertainty in the application of section 4999 of the code at the time of the initial determination by the accounting firm hereunder, it is possible that gross-up payments which will not have been made by the Optionee should have been made ("underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to section 21(c) and the Optionee thereafter is required to make a payment of any excise tax, the accounting firm shall determine the amount of the underpayment that has occurred and any such underpayment shall be promptly paid by the Company to or for the benefit of the Optionee.


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              (c)    The Optionee shall notify the Company in writing of any
claim by the internal revenue service that, if successful, would require the payment by the Optionee of the gross-up payment. Such notification shall be given as soon as practicable but no later than ten business days after the Optionee is informed in writing of such claim and shall apprise the Optionee of the nature of such claim and the date on which such claim is requested to be paid. The Optionee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Optionee (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Optionee notifies the Optionee in writing prior to the expiration of such period that it desires to contest such claim, the Optionee shall:

                     (i) give the Company any information reasonably requested by the Optionee relating to such claim,

                     (ii) take such action in connection with contesting such claim as the Optionee shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                     (iii) cooperate with the Optionee in good faith in order effectively to contest such claim, and

                     (iv) permit the Optionee to participate in any proceedings relating to such claim; provided,

however, that the Optionee shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Optionee harmless, on an after-tax basis, for any excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this section 21(c), the Optionee shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Optionee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Optionee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Optionee shall determine; provided, however, that if the Optionee directs the Optionee to pay such claim and sue for a refund, the Optionee shall advance the amount of such payment to the Optionee, on an interest-free basis and shall indemnify and hold the Optionee harmless, on an after-tax basis, from any excise tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Optionee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Optionee's control of the contest shall be limited to issues with


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respect to which a gross-up payment would be payable hereunder and the Optionee shall be entitled to settle or contest, as the case may be, any other issue raised by the internal revenue service or any other taxing authority.

              (d) If, after the receipt by the Optionee of an amount advanced by the Optionee pursuant to section 21(c), the Optionee becomes entitled to receive any refund with respect to such claim, the Optionee shall (subject to the Optionee's complying with the requirements of section 21(c)) promptly pay to the Optionee the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Optionee of an amount advanced by the Optionee pursuant to section 21(c), a determination is made that the Optionee shall not be entitled to any refund with respect to such claim and the Optionee does not notify the Optionee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of gross-up payment required to be paid.

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       This Amendment to the Directors Stock Option Plan was duly approved by the Board of Directors of the Company at a meeting held on the 17th day of August, 1998.



                                            Secretary of the Company





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